$625,000,000


                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 28, 1998


                                      Among

                             TRAC FUNDING II, INC.,
                                  as Borrower,


                           QUINCY CAPITAL CORPORATION

                                       and

                        RECEIVABLES CAPITAL CORPORATION,
                                   as Lenders,


                                       and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                as Administrator

                  ARTICLE I. AMOUNT AND TERMS OF THE LOAN

Section 1.1.      Loan Facility. ........................................   1
Section 1.2.      Making the Loan. ........................................ 2
Section 1.3.      Repayment of the Loan. .................................  2
Section 1.4.      Fees.  .................................................  3
Section 1.5.      Payments and Computations, Etc. .......................   3
Section 1.6.      Prepayments.   ........................................   3
Section 1.7.      Grant of the Security Interest.  .......................  4
Section 1.8.      Inability to Determine Eurodollar Rate. ..............    4

                  ARTICLE II. [Intentionally Omitted]

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.1.      Borrower Representations and Warranties.  ..............  5

                  ARTICLE IV. CONDITIONS OF LOAN

Section 4.1.      Conditions Precedent to the Loan......................... 8
Section 4.2       Conditions Subsequent to the Loan ....................... 9

                  ARTICLE V. COVENANTS

Section 5.1.      Affirmative Covenants of Borrower. .......................9
Section 5.2.      Negative Covenants of Borrower.   ....................... 12

                  ARTICLE VI. EVENTS OF DEFAULT
Section 6.1.      Events of Default.  ................................      14
Section 6.2.      Remedies.  ........................................       16

                  ARTICLE VII. THE ADMINISTRATOR

Section 7.1.      Authorization and Action ................................ 18
Section 7.2.      Delegation of Duties    ................................  19
Section 7.3.      Exculpatory Provisions ................................   19
Section 7.4.      Reliance by Administrator ................................19
Section 7.5.      Non-Reliance on Administrator and Other Lenders  .....    20
Section 7.6.      Administrator in its Individual Capacity ..............   20
Section 7.7.      Successor Administrator ................................  20

                  ARTICLE VIII. [Intentionally Omitted]

                  ARTICLE IX. INDEMNIFICATION

Section 9.1.      Indemnities by the Borrower.  .......................     21
Section 9.2.      Increased Cost and Reduced Return........................ 23
Section 9.3.      No Withholding or Other Taxes.   .......................  23
Section 9.4.      Costs and Expenses Relating to this Agreement. .....      25
Section 9.5.      Refunds ................................................. 25

                  ARTICLE X. ASSIGNMENTS

Section 10.1.     Assignments.   .....................................      26

                  ARTICLE XI. MISCELLANEOUS

Section 11.1.     Waivers and Amendments. ................................  27
Section 11.2.     Notices.................................................. 27
Section 11.3.     Ratable Payments......................................... 28
Section 11.4.     Confidentiality.  ........................................28
Section 11.5.     Bankruptcy Petition.     ................................ 28
Section 11.6.     Limitation of Liability. ................................ 29
Section 11.7.     Choice of Law.  ........................................  29
Section 11.8.     Consent to Jurisdiction.................................  29
Section 11.9.     Waiver of Jury Trial. ................................    29
Section 11.10.    Integration; Survival of Terms.  .....................    29
Section 11.11.    Counterparts; Severability............................... 30
Section 11.12.    Recourse. ............................................... 30
Section 11.13.    Further Actions Evidencing Loans and the Security Interest
                  Created Herein.   ....................................    30

                             EXHIBITS AND SCHEDULES

EXHIBIT I         DEFINITIONS
EXHIBIT II        CHIEF EXECUTIVE OFFICE; PLACE(S) OF BUSINESS; FEIN
EXHIBIT III       FORM OF LOAN NOTE
EXHIBIT IV        FORM OF COMPLIANCE CERTIFICATE
EXHIBIT V         FORM OF MONTHLY REPORT
EXHIBIT VI        FORM OF LOCK-BOX AGREEMENT
EXHIBIT VII       CREDIT AND COLLECTION PRACTICES

SCHEDULE I        CLOSING DOCUMENTS

         THIS LOAN AND SECURITY AGREEMENT, dated as of December 28, 1998, is by and among TRAC Funding II, Inc., a Delaware corporation (the "Borrower"), Quincy Capital Corporation, a Delaware corporation (together with its successors and permitted assigns, "QCC"), Receivables Capital Corporation, a Delaware corporation (together with its successors and permitted assigns, "RCC" and, together with QCC, the "Lenders"), and Bank of America Trust and Savings Association ("BofA"), as administrator for the Lenders (in such capacity, the "Administrator"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

         PHH VMS has delivered to the Trustee a Series Specification Notice listing certain assets which are to be designated as Series 1998-C Assets.

         PHH VMS and the Trust have entered into the assignment pursuant to which PHH VMS sold, conveyed, assigned, transferred and set over unto the Trust the Series 1998-C Leased Vehicles, the Series 1998-C Leases and other rights related thereto.

         PHH VMS and the Trust have entered into the Supplement creating the Series 1998-C Certificate and providing for the administration and servicing of the Series 1998-C Assets by the Administrative Agent.

         The Borrower and PHH VMS have entered into the Contribution Agreement pursuant to which PHH VMS shall contribute the Certificate and the other property relating thereto (as more fully described in the Contribution Agreement) to the Borrower.

         The Borrower desires to obtain a loan from the Lenders pursuant to the terms hereof and is willing to pledge the Collateral to the Administrator for the benefit of the Lenders in connection therewith.

         The Lenders are willing to make a loan to the Borrower on the terms and subject to the conditions hereinafter set forth.

                                    ARTICLE .
                          AMOUNT AND TERMS OF THE LOAN

         Section ..        Loan Facility.

         () On the terms and conditions set forth herein, the Lenders shall make a term loan to the Borrower in an aggregate principal amount not to exceed $625,000,000 (the "Loan").

         () The Loan shall be evidenced by a Loan Note that shall be dated the Closing Date, be payable to the order of the Administrator, for the benefit of the Lenders, and provide for the payment of the unpaid principal amount of the Loan evidenced thereby and interest with respect thereto accruing from time to time in accordance with the terms of this Agreement until repayment in full of the Loan.

         Section .. Making the Loan. The Borrower shall notify the Administrator in writing of its desire to borrow under this Agreement, which notice shall be delivered no later than the date which is one (1) Business Day prior to desired funding date and shall specify the amount of the Loan requested (together with a detailed calculation thereof); provided, however, that the Borrower shall not give such notice to the Administrator before all conditions precedent set forth in Article IV are satisfied or, in the sole discretion of the Administrator, waived. Each Lender shall, provided that the conditions precedent set forth in
Article IV are satisfied, make available to the Borrower on the proposed funding date in same day funds, at the Borrower's account specified in such notice, such Lender's Percentage amount of the Loan requested. The Borrower's notice shall be deemed to be an irrevocable and binding commitment to accept the Loan on the funding date, and the Borrower shall indemnify the Lenders against any loss or expense incurred by the Lenders if for any reason the Loan is not made on the funding date, including, without limitation, any Broken Funding Costs.




         Section ..        Repayment of the Loan.

         () The Loan shall mature, and the principal amount thereof shall be repaid, to the extent not previously repaid as required hereby, on December 28, 2003. Notwithstanding anything contained in this Agreement to the contrary, the repayment of the Loan and the payment of Discount and all fees, indemnities and other amounts payable by the Borrower under this Agreement will be full recourse obligations of the Borrower.

         () On each Settlement Date, the Borrower shall pay and deposit to the Administration Account an amount equal to the sum of (i) all unpaid Discount (accrued through the end of the preceding Settlement Period ending on or before such Settlement Date) and all fees and other amounts (other than the principal amount of the Loan) due and payable on such Settlement Date, plus (ii) an amount which, when applied to reduce the outstanding principal amount of the Loan, shall cause the outstanding principal amount of the Loan to be less than or equal to the lesser of (A) 83.33% of the aggregate Projected Adjusted Lease Balance on such Settlement Date of the Series 1998-C Leased Vehicles and (B) such aggregate Projected Adjusted Lease Balance minus $25,000,000.

         () Each payment made by the Borrower pursuant to paragraph (b) above shall be paid by the Administrator to each Lender (on a pro rata basis based on such Lender's Percentage) and shall be applied by such Lender, first, to the payment of accrued and unpaid Discount, second, to the payment of fees and other amounts due and payable, and, third, to the reduction of such Lender's portion of the outstanding principal amount of the Loan. Loan principal repaid may not be reborrowed.

         () Notwithstanding anything contained in this Section 1.3, on each Business Day following the occurrence of an Event of Default, the Borrower shall deposit to the Administration Account, for application as provided in paragraph
(c) above, all Collections with respect to the Series 1998-C Assets for the previous Business Day.
         Section ..        Fees.  The Borrower shall pay to the Lenders fees in
amounts and at the times set forth in the Fee Letter.

         Section ..        Payments and Computations, Etc.

         () All amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited no later than 12:00 Noon (New York City time) on the day when due in same day funds to the Administration Account.

         () On and after the occurrence of an Event of Default and during the continuance thereof, the Borrower shall, to the extent permitted by law, pay on demand from time to time interest on any overdue amount hereunder at an interest rate per annum equal to 2% per annum above the then current interest rate on the outstanding Loan; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount or any other interest in excess of the maximum permitted by applicable law; and provided further, that for any such amount paid shall not be considered paid to the extent that at any time all or a portion of such payment is rescinded or must otherwise be returned for any reason.

         () Except as otherwise provided herein, all computations of interest, the Program Fee, other fees and other amounts hereunder shall be made on the basis of a year of 360 days and the actual number of days elapsed and such computations by the Administrator shall be binding on the parties hereto absent manifest error. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day (unless otherwise specified therein) and such extension of time shall be included in the computation of such payment or deposit.

         () Unless otherwise indicated to the contrary, a decimal resulting from any calculation under this Agreement will be carried out to the tenth place, a percentage resulting from any calculation under this Agreement will be carried out such that there are ten digits in such percentage and a dollar amount used in or resulting from any calculation will be rounded to the nearest cent (with one half cent being rounded upward).

         Section ..        Prepayments.

         () The Borrower shall be entitled to voluntarily prepay the Loan, in whole or in part, on any Settlement Date; provided, however, that the Administrator shall have received prior irrevocable written notice of such prepayment at least thirty (30) days (or such shorter period of time as the Administrator may agree to in its sole discretion) prior to the date of such prepayment. Notwithstanding the foregoing, the Borrower shall be entitled to prepay the Loan in full after the occurrence of an Event of Default upon one (1) Business Day's notice to the Administrator. For purposes of this paragraph, the term "prepayment" shall not include payments made on each Settlement Date pursuant to Section 1.3.

         () In the case of a prepayment of the Loan by the Borrower pursuant to paragraph (a) above, the Borrower shall, on the date of such prepayment, (1) pay to the Administrator, for the account of the Lenders, an amount equal to the sum of (i) the principal portion of the Loan to be prepaid on such date, plus (ii) the accrued and unpaid Discount on the Loan through such date plus (iii) all other amounts due to the Lenders hereunder, including without limitation any Broken Funding Costs and other expenses, if any (including, without limitation, attorneys' fees and disbursements, costs, accrued interest or discount in terminating, closing out or transferring any agreements such as interest rate swaps, interest rate cap agreements, over-the-counter forward agreements and futures contracts), in connection with any Lender's funding or maintenance of the Loan which arise as the result of such prepayment.

         Section ..        Grant of the Security Interest.

         () As collateral security for the prompt and complete payment of principal of and interest on the Loan and all other amounts owing the Administrator and the Lenders hereunder and under the Loan Note and the other Transaction Documents (the "Secured Obligations") and for the prompt and complete performance when due of all the Borrower's obligations to the Administrator and the Lenders under this Agreement and the other Transaction Documents and in order to induce the Administrator and the Lenders to enter into this Agreement and make the Loan in accordance with the terms hereof, the Borrower hereby assigns, pledges and grants to the Administrator, for the benefit of the Lenders, a security interest in all rights, title and interest of the Borrower, whether now existing or hereafter acquired or arising, in and to the Collateral and all proceeds thereof.

         () The Borrower shall physically deliver, or cause to be physically delivered, to the possession of the Administrator the original Certificate. The Certificate shall be held by the Administrator for the benefit of the Lenders. The Administrator shall return to the Borrower the Certificate upon and subject to the termination of this Agreement and indefeasible payment in full by the Borrower of the Loan, all Discount (accrued or to accrue) with respect to the Loan and all other amounts payable to the Administrator and the Lenders.

         Section ..        Inability to Determine Eurodollar Rate.

         In the event that the Administrator shall have determined prior to the first day of any Settlement Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost (as conclusively determined by the Administrator) of maintaining any portion of the Loan during such Settlement Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Settlement Period. Upon delivery of such notice (a) no portion of the Loan shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Administrator shall have given notice to the Borrower that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding portions of the Loan then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Settlement Periods relating to such portions of the Loan.


                                    ARTICLE .
                             [Intentionally Omitted]


                                    ARTICLE .
                         REPRESENTATIONS AND WARRANTIES

         Section ..        Borrower  Representations  and Warranties.  The
Borrower hereby represents and warrants to the Administrator and each of the Lenders that:

         () Corporate Existence and Power. The Borrower is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification other than those in which its failure to so qualify would not have a Material Adverse Effect. The Borrower has full power and authority and holds all requisite governmental licenses, permits and other approvals, except to the extent that failure to hold such licenses, permits and approvals would not have a Material Adverse Effect, to enter into and perform its obligations under the Transaction Documents and to own and hold under lease its property and to conduct its business as currently proposed to be conducted.

         () Non-Contravention, Due Authorization, Etc. The execution, delivery and performance by the Borrower of the Transaction Documents, the pledge and assignment of a security interest in the Collateral and the Borrower's use of the proceeds of the Loan made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not: (i) contravene the Borrower's certificate of incorporation, by-laws, or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower, or (iii) result in, or require the creation or imposition of, any lien on any of the Borrower's properties except the lien created by this Agreement. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         () Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party.

         () Binding Effect. Each of the Transaction Documents to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower. Each of such Transaction Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         () Accuracy of Information. All information heretofore furnished by the Borrower to the Administrator or any Lender for purposes of or in connection with the Transaction Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Administrator or any Lender will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         () Use of Proceeds. The proceeds of the Loan will not be used (i) for a purpose which violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         () Holder of Title. As of the Closing Date, the Borrower will be the holder of all right, title and interest in and to the Collateral, free from any Adverse Claim, and the Borrower shall defend the Administrator's and the Lenders' security interest in the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Administrator and the Lenders.

         () Certificate. The Certificate has been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Trust Agreement and the Supplement, and delivered to and paid for by the Borrower in accordance with the Contribution Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Trust Agreement and the Supplement.

         () Litigation. There is no pending or, to the Borrower's knowledge, threatened action, suit or proceeding by or against the Borrower before any Governmental Authority or any arbitrator with respect to the Transaction Documents or any of the transactions contemplated therein, or with respect to the Borrower.

         () Taxes, etc. Any taxes, fees and other charges of Governmental Authorities applicable to the Borrower, except for franchise or income taxes, in connection with the execution, delivery and performance by the Borrower of the Transaction Documents or otherwise applicable to the Borrower in connection therewith have been paid or will be paid by the Borrower at or prior to the Closing Date to the extent then due.

         () Financial Condition of the Borrower. On the date hereof, the Borrower is solvent, is not the subject of any voluntary or involuntary receivership or conservatorship proceeding and will not become insolvent as a result of the transactions contemplated by this Agreement.

         () Places of Business. The principal place of business and chief executive office of the Borrower is located at the address listed on Exhibit II or such other location notified to the Administrator in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. The Borrower's Federal Employer Identification Number is correctly set forth on Exhibit II.

         () Material Adverse Effect. Since September 30, 1998 to the date of this Agreement, no event has occurred which could have a Material Adverse Effect.

         () Transfer by the Transferor. The transfer of the Certificate and the related assets pursuant to the Contribution Agreement from PHH VMS to the Borrower was not made for or on account of an antecedent debt and is not voidable under any section of Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et. seq.), as amended.

         () Ownership of the Borrower. As of the Closing Date the Guarantor owns, directly or indirectly, 100% of the issued and outstanding capital stock of PHH VMS and the Borrower, free and clear of any Adverse Claim. PHH VMS owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower, free and clear of any Adverse Claim. All such capital stock is validly issued, fully paid and nonassessable, and there are no outstanding options, warrants or other rights to acquire securities of the Borrower.

         () Not an Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

         () Year 2000 Plan. The Borrower has reviewed areas within its business and operations which could be adversely affected by, and has developed a plan (a "Year 2000 Plan") to address on a timely basis, the Year 2000 Problem. The Borrower is taking all actions necessary to meet the schedule and goals of its Year 2000 Plan, and do not anticipate that the Year 2000 Problem will have a Material Adverse Effect.

         () Administrator's Security Interest. At the time of and immediately after the making of the Loan and at all times thereafter, the Administrator will have, for the benefit of the Lenders, a first priority perfected security interest in the Collateral and the proceeds thereof, free and clear of any Adverse Claims.

         () Lock-Boxes. All Lessees have been instructed to make payments on all the Series 1998-C Leases to one or more Lock-Boxes and no Person other than the Administrative Agent and The First National Bank of Maryland, as trustee, has been granted dominion or control of any Lock-Box, Lock-Box Account or Collection Account or the right to take such dominion or control.

                                    ARTICLE .
                               CONDITIONS OF LOAN

         Section .. Conditions Precedent to the Loan. The making of the Loan under this Agreement is subject to the conditions precedent (which conditions precedent shall be satisfactory in form and substance to the Administrator) that:
         () the Administrator shall have completed its audit of PHH VMS's operations and shall be reasonably satisfied with the results of such audit;

         () the Administrator shall have received on or before the Closing Date those agreements, opinions and other documents listed on Schedule I;

         () the Administrative Agent shall have marked its master data processing records to evidence the inclusion of the Series 1998-C Leases and the Series 1998-C Leased Vehicles in the Trust and the interest of the Administrator on behalf of the Lenders therein;

         () the Administrator and the Lenders shall have been paid all fees and expenses required to be paid on the Closing Date pursuant to the terms hereof and of the Fee Letter;

         () on the Closing Date, the following statements shall be true both before and after giving effect to the making of the Loan (and acceptance of the proceeds of the Loan shall be deemed a representation and warranty by the Borrower that such statements are then true):

         () the representations and warranties set forth in Section 3.1 are true and correct on and as of the Closing Date as though made on and as of the Closing Date;

         () no event has occurred and is continuing, or would result from the making of the Loan, that will constitute an Event of Default or a Potential Event of Default;

         () the principal amount of the Loan shall not exceed the least of (x) the Maximum Loan, (y) 83.33% of the aggregate Projected Adjusted Lease Balance of the Series 1998-C Leased Vehicles as of November 30, 1998 and (z) such aggregate Projected Adjusted Lease Balance, minus $25,000,000; and

         () At least ninety nine percent of the Series 1998 C Leased Vehicles were new at the inception of the Series 1998 C Lease associated with each such Series 1998 C Leased Vehicle.

         () the Administrator shall have received such other approvals, opinions or documents as it may reasonably request.

         Section 4.2. Conditions Subsequent to the Loan. The Borrower shall, within 30 days of the date of this Agreement, deliver to the Administrator, (a) a Lockbox Agreement and (b) an insurance certificate showing that the Borrower and the Administrator, for the benefit of the Lenders, are additional insureds on Cendant Corporation's Commercial Auto Coverage insurance policy with respect to bodily injury and property damage claims caused by accidents and resulting from the ownership, maintenance or use of any Series 1998 C Leased Vehicle.

                                    ARTICLE .
                                    COVENANTS

         Section ..       Affirmative  Covenants of Borrower.  Until the date on
which the Secured Obligations have been indefeasibly paid in full, the Borrower hereby covenants that:

         () Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
         Administrator:

         () Annual Reporting. Within 95 days after the close of each of its Fiscal years, balance sheets as at the close of such fiscal year and statements of income and retained earnings and a statement of cash flows for such fiscal year of the Borrower, prepared in accordance with generally accepted accounting principles and prepared and certified by its chief financial officer.

         () Quarterly Reporting. Within 50 days after the close of the first three quarterly periods of each of its fiscal years, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter of the Borrower, prepared in accordance with generally accepted accounting principles and certified by its chief financial officer.

         ()  Compliance   Certificate.   Together  with  the  financial
         statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Borrower's chief financial officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

         () Notices under  Transaction  Documents.  Forthwith  upon its receipt of any notice, amendment, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrator, copies of the same, unless the Administrator is otherwise entitled to receive the same pursuant to such Transaction Document.

         () Other Information. Such other information (including non-financial information) as the Lender may from time to time reasonably request.

         () Notices. The Borrower will notify the Administrator in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

         () Events of Default or Potential Events of Default. The occurrence of each Event of Default or each Potential Event of Default.

         () Judgment.  The entry of any judgment or decree against the Borrower.

         () Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Borrower or in which the Borrower becomes a defendant or respondent.

         () Change in Credit and Collection Practices. Any material amendment or other material modification to the Credit and Collection Practices.

         () Downgrades. The reduction, suspension or withdrawal of the Guarantor's senior unsecured long-term debt rating by any rating agency.

         () Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

         () Audits. The Borrower will furnish to the Administrator from time to time such information with respect to the Certificate as the Administrator may reasonably request. The Borrower shall, from time to time during regular business hours as requested by the Administrator upon reasonable notice, permit the Administrator or its representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Borrower relating to the Certificate and (ii) to visit the offices and properties of the Borrower for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Borrower's financial condition, the Certificate or the Borrower's performance hereunder and shall permit and cooperate with an annual (or more frequently if an Event of Default or Potential Event of Default has occurred) audit of the Borrower by the Administrator and the independent accounts selected by the Administrator.

         () Lenders' Reliance. The Borrower acknowledges that the Administrator and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a legal entity that is separate from the Guarantor and PHH VMS. Therefore, from and after the date of execution and delivery of this Agreement, the Borrower shall take all reasonable and, in any event, necessary steps (including, without limitation, all steps that the Administrator or any Lender may from time to time reasonably request) to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of the Guarantor, PHH VMS and any Affiliates of either thereof (the "PHH Entities") and not just a division of any thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Borrower shall:

         () conduct its own business in its own name and require that all full-time employees of the Borrower, if any, identify themselves as such and not as employees of a PHH Entity (including, without limitation, by means of providing such employees with business or identification cards identifying such employees as the Borrower's employees);

         () compensate all employees, consultants and lenders directly, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and lenders and, to the extent any employee, consultant or lender of the Borrower is also an employee, consultant or lender of a PHH Entity, allocate the compensation of such employee, consultant or lender between the Borrower and such PHH Entity on a basis which reflects the services rendered to the Borrower and such PHH Entity;

         ()       clearly  identify  its  offices,  if any,  (by signage or
         otherwise) as its offices and, if such office is located in the offices of a PHH Entity, the Borrower shall lease such office at a fair market rent;

         () conduct all transactions with PHH Entities strictly on an arm's-length basis, and allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Borrower and any PHH Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

         () at all times have at least one member of its Board of Directors who is an "Independent Director" as provided in the Borrower's Certificate of Incorporation as in effect on the date hereof;

         () observe all corporate formalities as a distinct entity, and ensure  that  all  corporate  actions  relating  to (A) the  selection, maintenance  or  replacement  of  the  Independent  Director,  (B)  the dissolution or liquidation of the Borrower or (C) the initiation or participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

         () maintain the Borrower's books and records separate from those of any PHH Entity and cause its assets to be readily identifiable as its own assets rather than assets of a PHH Entity; provided, however, that the commingling by the Trust of Collections relating to the Series 1998-C Assets and other assets in the Trust (as such term is defined in the Trust Agreement) shall not violate this provision;

         () prepare its financial statements separately from those of the PHH Entities and insure that any consolidated financial statements of the PHH Entities that include the Borrower have notes clearly stating that the Borrower is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Borrower;

         ()  except  as   specifically   otherwise   provided   in  the
         Transaction Documents, not commingle funds or other assets of the Borrower with those of any PHH Entity and not maintain bank accounts or other depository accounts to which any PHH Entity is an account party, into which any PHH Entity makes deposits or from which any PHH Entity has the power to make withdrawals, except in its capacity as Administrative Agent; and

         () not permit any PHH Entity to pay any of the Borrower's operating expenses.

         () Retitling. If requested by the Administrator, the Borrower shall require, in accordance with Section 2.10 of the Trust Agreement, that each certificate of title relating to a Series 1998-C Leased Vehicle be retitled in the name of the Borrower, that Administrator, for the benefit of the Lenders, be noted on such certificate as the sole lienholder with respect thereto and that, if requested by the Administrator, such certificates be transferred to the possession of the Administrator if the rating of the Guarantor's senior unsecured long-term debt by each of Moody's Investor's Service, Inc. and Standard & Poor's Rating Group is reduced (or suspended or withdrawn) to or drops below "Baa3" and "BBB-", respectively; provided, however, that if the Borrower fails to take such action, the Administrator shall have the right to do so in accordance with Section 2.10 of the Trust Agreement.

         () Provision of Information. If requested by the Administrator, the Borrower shall cause the Administrative Agent to furnish to the Administrator or any representative of the Administrator copies of any and all of the Records or Lease Files relating to the Series 1998-C Assets, Series 1998-C Leases or any portion of the Collateral.

         () Maryland Opinion. The Borrower agrees to cause its Maryland counsel to deliver to the Administrator and each Lender within 30 days of the date hereof an opinion as to the perfection of the Administrator's (for the benefit of the Lenders) security interest hereunder to the extent constituting general intangibles, in form and substance reasonably satisfactory to the Administrator.

         Section ..        Negative  Covenants  of Borrower.  Until the date on
which the Secured Obligations have been indefeasibly paid in full, the Borrower hereby covenants that:

         () Name Change, Offices, Records and Books of Accounts. The Borrower will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its principal place of business or chief executive office unless it shall have: (i) given the Administrator at least 45 days prior notice thereof and (ii) taken all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrator, for the benefit of the Lenders, in the Collateral.

         () Sales, Liens, Etc. The Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon the Certificate except in favor of the Administrator, and the Borrower shall defend the right, title and interest of the Administrator in, to and under any of the Certificate, against all claims of third parties.

         () Nature of Business; Other Agreements; Other Indebtedness. The Borrower shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, in each case other than the transactions contemplated and authorized by the Transaction Documents. Without limiting the generality of the foregoing, the Borrower shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

         () as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

         () the incurrence of obligations under this Agreement,

         () the incurrence of obligations, as expressly contemplated in the Contribution Agreement, to make payment to PHH VMS thereunder for the purchase of the Certificate from PHH VMS under the Contribution Agreement, and

         () the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 5.1(e).

         () Amendments to Transaction Documents. The Borrower shall not, without the prior written consent of the Administrator (which consent shall be at the Administrator's sole discretion):

         () cancel or terminate the Contribution Agreement,

         () give any consent, waiver, directive or approval under the Contribution Agreement, Trust Agreement, Administrative Agency Agreement or the Supplement, if such action could have a Material Adverse Effect,

         () waive any default, action, omission or breach under the Contribution Agreement, Trust Agreement, Administrative Agency Agreement, or the Supplement, or otherwise grant any indulgence thereunder, if such action could have a Material Adverse Effect, or

         () amend, supplement or otherwise modify any of the terms of the Contribution Agreement or consent to the amendment, supplement, or other modification of any of the terms of the Trust Agreement, the Supplement, or the Administrative Agency Agreement or any other Transaction Document, if such action could have a Material Adverse Effect.

         () Amendments to Corporate Documents. Without the prior written consent of the Administrator, the Borrower shall not amend its certificate of incorporation or its by-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(e).

         () Merger. The Borrower shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

         () Extension or Amendment of Receivables. The Borrower shall not (or allow the Administrative Agent to) extend, amend or otherwise modify the terms of any Series 1998-C Lease; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower (or the Administrative Agent on its behalf) may, in accordance with the Credit and Collection Practices, extend or otherwise modify the terms of any Defaulted Lease in order to maximize Collections thereon so long as such extension or modification does not involve an extension of the maturity date of any Series 1998-C Leased Vehicle beyond 60 months from its origination.

         () Change in Payment Instructions to Obligors; Change in Collection Account Bank. The Borrower shall not (or allow the Administrative Agent to) add or terminate any Lock-Box or Lock-Box Account, modify any Lock-Box Account Agreement or make any change in its instructions to Lessees regarding Collections, unless (i) the Administrator shall have received notice of such termination or change and duly executed counterparts of the related Lock-Box Account Agreement with any amendments, supplements or other modifications thereto (which shall be in form and substance acceptable to the Administrator) and (ii) the Administrator previously shall have consented in writing to such addition, termination or change.

                                    ARTICLE .
                                EVENTS OF DEFAULT

         Section ..        Events of Default.  The occurrence of any one or more
of the following events shall constitute an event of default (each an "Event of Default"):

         () The Administrative Agent, the Guarantor or the Borrower shall fail to make any payment or deposit when required under any Transaction Document and such failure shall continue for three (3) Business Days;

         () Any representation, warranty or certification made by the Borrower, the Guarantor or the Administrative Agent in any Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made; provided, however, that a breach of any representation or warranty with respect to any Series 1998 B Lease being an Eligible Lease shall not be an Event of Default hereunder if such contract is timely substituted or repurchased pursuant to Section 5.1 of the Supplement;

         () The Borrower, the Guarantor or the Administrative Agent shall fail to perform or observe any covenant or other similar term or agreement under any Transaction Document (other than as referred to in any other subsection of this Section 6.1) and such failure shall remain unremedied for five (5) Business Days after the Borrower, the Guarantor or the Administrative Agent, as the case may be, has notice or knowledge thereof;

         () (i) The Borrower, the Guarantor or the Administrative Agent shall generally not pay its debts as such debts become due; (ii) the Borrower, the Guarantor or the Administrative Agent shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (iii) any proceeding shall be instituted by the Borrower, the Guarantor or the Administrative Agent seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; (iv) the Borrower, the Guarantor or the Administrative Agent shall take any corporate action to authorize any of the actions set forth above in clause (ii) or (iii) of this subsection (d); or (v) any proceeding of the type described in clause (iii) of this subsection (d) shall be instituted against the Borrower, the Guarantor or the Administrative Agent and shall not be withdrawn, vacated or dismissed within 60 days after the commencement thereof;

         () Failure of the Borrower, the Administrative Agent or the Guarantor to pay any Indebtedness when due; or the default by the Borrower, the Administrative Agent or the Guarantor in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, the effect of which is to cause or permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower, the Administrative Agent or the Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; provided, however, that, in the case of the Administrative Agent or the Guarantor, the aggregate principal amount of any such Indebtedness is in excess of $25,000,000;

         () The rating of the Guarantor's senior unsecured long-term debt by Moody's Investor's Service, Inc. and Standard & Poor's Rating Group is reduced (or suspended or withdrawn) below "Baa3" and "BBB-", respectively;

         () Failure of the Certificate to represent a 100% beneficial interest in the Series 1998-C Assets free and clear of any Adverse Claims;

         () The Borrower grants or suffers to exist any Adverse Claim on the Collateral or the proceeds thereof or the Administrator's security interest in the Collateral or the proceeds thereof is not a first priority perfected security interest therein free of any Adverse Claims;

         () The Delinquency Ratio shall exceed 6.0% for any two consecutive Collection Periods;

         () The Default Ratio shall exceed 8.0% as of the last day of any Collection Period;

         () Any Transaction Document shall cease to be in full force and effect or is withdrawn, revoked or otherwise amended without the consent of the Administrator;

         () PHH VMS shall fail to own, directly or indirectly, 100% of the Capital Stock of the Borrower;

         () A final judgment or judgments for the payment of money shall be rendered against Borrower by one or more courts, administrative tribunals or other bodies having jurisdiction over it and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower, shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;
         () The Borrower's Net Worth shall be less than $25,000,000 at any time;

         () From and after the earlier of (i) the delivery of an insurance certificate pursuant to Section 4.2 or (ii) 30 days from the date of this Agreement, the Borrower and the Administrator, for the benefit of the Lenders, shall not be additional insureds on Cendant Corporation's Commercial Auto Coverage insurance policy with respect to bodily injury or property damage claims caused by accidents and resulting from the ownership, maintenance or use of any Series 1998-C Leased Vehicle; or

         () The outstanding principal amount of the loan shall exceed the lesser of (i) 83.33% of the aggregate Projected Adjusted Lease Balance of the Series 1998-C Leased Vehicles and (ii) such Adjusted Lease Balance minus $25,000,000, at any time and such condition shall remain unremedied for two (2) Business Days.

         Section ..        Remedies.

         () If an Event of Default specified in clause (ii), (iii) or (iv) of paragraph (d) of Section 6.1 occurs, the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Transaction Documents shall immediately and automatically become due and payable, and if any other Event of Default shall occur, with the consent of the Required Lenders, the Administrator may, or upon the request of the Required Lenders, the Administrator shall, by notice to the Borrower, declare the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Transaction Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         () In addition to the rights and remedies specified in Section 6.2(a), upon the occurrence of an Event of Default, the Administrator may, or upon the request of the Required Lenders, the Administrator shall,

         () designate as co-Administrative Agent with respect to the Series 1998-C Assets any Person and cause the Administrative Agent to provide such Person access to the Lease Files (as defined in the Administrative Agency Agreement) with respect to the Series 1998-C Leases;

         () cause the Administrative Agent to segregate from other assets of the Administrative Agent, and deposit into an account designated by the Administrator within one Business Day of receipt by the Administrative Agent, Collections with respect to the Series 1998-C Assets;

         () obtain physical possession of the Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Administrator such assignments and take such action and execute such documents and endorsements as the Administrator shall request;

         () cause the certificates of title relating to the Series 1998-C Leased Vehicles to show the Administrator, for the benefit of the Lenders, as the sole lienholder with respect thereto; or

         () exercise, in addition to all other rights and remedies granted to it in this Agreement and in the other Transaction Documents, all rights and remedies of a secured party under the UCC in any applicable jurisdiction.

         () Without limiting the generality of the foregoing, the Administrator without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Administrator or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrator or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Administrator shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of the Collateral or in any way relating to the Collateral or the rights of the Administrator and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Administrator may elect, and only after such application and after the payment by the Administrator of any other amount required or permitted by any provision of law, including, without limitation,
Section 9-504(1)(c) of the UCC, need the Administrator account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrator or the Lenders arising out of the exercise by the Administrator or any Lender of any of the rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Administrator. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrator or any Lender to collect such deficiency.

         () No right or remedy herein conferred upon or reserved to the Administrator or the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

         () No delay or omission by the Administrator or any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 6.2 or by law to the Administrator or the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Administrator or the Lenders.

         () Subject to Section 11.1, the Administrator, with the consent of each Lender, by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                                    ARTICLE .
                                THE ADMINISTRATOR

         Section .. Authorization and Action. Each Lender hereby designates and appoints BofA to act as its agent hereunder and under each other Transaction Document, and authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Administrator shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrator shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrator. In performing its functions and duties hereunder and under the other Transaction Documents, the Administrator shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrator shall not be required to take any action which exposes the Administrator to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrator hereunder shall terminate upon the indefeasible payment in full of all the Secured Obligations. Each Lender hereby authorizes the Administrator to execute on behalf of such Lender (the terms of which shall be binding on such Lender) each of the UCC financing statements, together with such other instruments or documents determined by the Administrator to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Lenders contemplated hereunder.

         Section .. Delegation of Duties. The Administrator may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section .. Exculpatory Provisions. Neither the Administrator nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Borrower to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Administrator shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower. The Administrator shall not be deemed to have knowledge of an Event of Default or Potential Event of Default unless the Administrator has received notice from the Borrower or a Lender.

         Section .. Reliance by Administrator. The Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrator. The Administrator shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of any Lender or all of the Lenders; as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders, provided, however, that unless and until the Administrator shall have received such advice, the Administrator may take or refrain from taking any action, as the Administrator shall deem advisable and in the best interests of the Lenders. The Administrator shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of any Lender or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         Section .. Non-Reliance on Administrator and Other Lenders. Each Lender expressly acknowledges that neither the Administrator, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrator hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrator. Each Lender represents and warrants to the Administrator that it has and will, independently and without reliance upon the Administrator or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

         Section .. Administrator in its Individual Capacity. The Administrator and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Administrator were not the Administrator hereunder. With respect to the acquisition of a portion of the Loan pursuant to this Agreement, the Administrator shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrator, and the terms "Lender" and "Lenders" shall include the Administrator in its individual capacity.

         Section .. Successor Administrator. The Administrator may, upon 10 days' notice to the Borrower and the Lenders, and the Administrator shall, upon the direction of all of the Lenders (other than the Administrator, in its individual capacity) resign as Administrator. If the Administrator shall resign, then the Lenders during such 10-day period shall (with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed) appoint a successor agent. If for any reason no successor Administrator is appointed by the Lenders during such 10-day period, then effective upon the termination of such 10-day period, the Lenders shall perform all of the duties of the Administrator hereunder and under the other Transaction Documents and the Borrower shall make all payments in respect of the Loan directly to the applicable Lenders and for all purposes shall deal directly with the Lenders. After the effectiveness of any retiring Administrator's resignation hereunder as Administrator, the retiring Administrator shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article VII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Administrator under this Agreement and under the other Transaction Documents.


                                    ARTICLE .
                             [Intentionally Omitted]



                                    ARTICLE .
                                 INDEMNIFICATION

         Section .. Indemnities by the Borrower. Without limiting any other rights which the Administrator or any Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Administrator and each Lender and their respective officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or actually incurred by any of them arising out of or as a result of this Agreement or the transaction contemplated by this Agreement or the other Transaction Documents; excluding, however:


         ()       Indemnified Amounts to the extent a final  judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; or

         ()       taxes, except as provided in Section 9.3;

provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or limit the recourse of the Borrower for amounts otherwise provided to be paid by the Borrower under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Lenders for Indemnified Amounts relating to or resulting from:

         () any representation or warranty made by the Borrower (or any of its respective officers) under or in connection with any Transaction Document, any Monthly Report or any other written information or report delivered by the Borrower, pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

         () the failure by the Borrower to comply with any covenant made by it in any Transaction Document;

         () any failure of the Borrower to perform its duties or obligations in accordance with the provisions of any Transaction Document;

         () the failure to vest and maintain in the Administrator for the benefit of the Lenders a valid first priority perfected security interest in the Collateral, free and clear of any Adverse Claim;

         () the failure of the Trust to have an ownership interest in the Series 1998-C Assets free and clear of Adverse Claims, except for the lien-holder interest of PHH VMS in the related Vehicles noted on the certificate of title with respect thereto which interest has been transferred to the Borrower;

         () any bodily injury or property damage claim caused by an accident and resulting from the ownership, maintenance or use of any;

         () the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Series 1998-C Asset or Lease related thereto, or the failure of any Series 1998-C Asset or Lease related thereto to conform to any such applicable law, rule or regulations;

         () any dispute, claim, offset or defense (other than discharge in bank-ruptcy of the Lessee) of any Lessee to the payment of any Lease (including, without limitation, a defense based on such Lease not being a legal, valid and binding obligation of such Lessee enforceable against it in accordance with its terms), or any other claim resulting from the lease of the related Vehicle or service related to such Lease or the furnishing or failure to furnish such Vehicle or services;

         () the commingling of Collections of Series 1998-C Assets at any time with other funds;

         () any investigation, litigation or proceeding related to or arising0 from any Transaction Document, the transactions contemplated thereby, the use of the proceeds of the Loan or the security interest in the Certificate or any other investigation, litigation or proceeding relating to the Borrower in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

         () any failure of the Borrower to give reasonably equivalent value to PHH VMS under the Contribution Agreement in consideration of the transfer by PHH VMS of the Certificate, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the federal Bankruptcy Code, 11 U.S.C. ss. 101 et seq.; or

         () a Year 2000 Problem with respect to hardware or software systems used by the Borrower or the Administrative Agent; or

         () reduction by the Borrower of the principal amount of the Loan.

         Section ..        Increased Cost and Reduced Return.

         () If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Certificate, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrator, the Borrower shall pay to the Administrator, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction. If the Borrower is required to make any payment to a Liquidity Purchaser pursuant to this subsection (a), the Borrower may, but shall not be obligated to, replace such Liquidity Purchaser with another financial institution (which shall be reasonably acceptable to the Agent) having a short-term debt rating of A-1+ or better by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. If a Liquidity Purchaser is replaced pursuant to this subsection (a), the replacement liquidity purchaser shall be deemed to be a Liquidity Purchaser and shall comply with the provisions of Section 10.1(b) of this Agreement.

         () Payment of any sum pursuant to Section 9.2(a) shall be made by the Borrower to the Administrator, for the benefit of the relevant Funding Source, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this
Section 9.2 and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall constitute prima facie evidence of the amount to be paid.

         Section ..        No Withholding or Other Taxes.

         () Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties, additions, or liabilities with respect thereto, excluding, in the case of each Lender and the Administrator, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Administrator by the state or foreign jurisdiction under the laws of which such Lender or the Administrator (as the case may be) would be subject to net income tax, based on either residence or domicile of the recipient in the taxing jurisdiction or the conduct of a trade or business by the recipient in such jurisdiction, without regard to the transactions contemplated hereby and any payments hereunder or under any related Transaction Document or any political subdivision thereof but not including any such tax that results in a credit or deduction in the jurisdiction in which such Lender would not be entitled to indemnification (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") or Other Taxes (as defined below). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrator, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 9.3(a)), such Lender or the Administrator (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         () In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         () The Borrower will indemnify each Lender and the Administrator within ten (10) days after demand therefor for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.3) paid by such Lender or the Administrator (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that a Lender or the Administrator, as appropriate, making a demand for indemnity payment shall provide the Borrower with a certificate from the relevant taxing authority or from a responsible officer of such Lender or the Administrator stating or otherwise evidencing that such Lender or the Administrator has made payment of such Taxes or Other Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes or Other Taxes.

         () Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrator an original or certified copy of a receipt issued by the relevant taxing authority or other appropriate evidence of payment thereof as shall be reasonably acceptable to the Administrator.

         () Each Lender or Liquidity Purchaser that is not created or organized under the laws of the United States or a political subdivision thereof (each a "Non-U.S. Person") shall deliver to the Borrower (with a copy to the Administrator) (i) within 15 days after the date hereof, or, if later, the date on which such Lender or Liquidity Purchaser becomes a Non-U.S. Person, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Borrower and the Administrator to make payments hereunder for the account of such Non-U.S. Person without deduction or withholding of United States federal income or similar taxes and
(ii) upon request of the Borrower or the Administrator as a result of the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 9.3(c), copies (in such numbers as may be from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Borrower and the Administrator to make payments hereunder for the account of such Lender without deduction or withholding of United States federal income or similar taxes.

         Section .. Costs and Expenses Relating to this Agreement. In addition to the fees specified in the Fee Letter, the Borrower shall pay to the Administrator and the Lenders on demand all reasonable out-of-pocket expenses (including, without limitation, reasonable audit fees and time charges of internal and outside counsel for the Administrator and the Lenders) incurred in connection with the preparation, execution, delivery, amendments and waivers of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. The Borrower shall pay to the Administrator on demand any and all costs and expenses of the Administrator and the Lenders, if any, including reasonable counsel fees and expenses incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement or other Transaction Documents following an Event of Default.

         Section .. Refunds. If the Administrator or a Lender receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 9.3, it shall within 30 days from the date of such receipt pay over to the Borrower (a) such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 9.3 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrator or such Lender and (b) interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrator or such Lender shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrator or such Lender in the event the Administrator or such Lender is required to repay such refund to such Governmental Authority.


                                    ARTICLE .
                                   ASSIGNMENTS

         Section ..  Assignments.

         () This Agreement and the Lender's rights and obligations herein (including their interest in the Loan) shall be assignable, in whole or in part, by such Lender and its successors and assigns with, if an Event of Default has not occurred and is continuing, the prior written consent of the Borrower; provided, however, that such consent shall not be unreasonably withheld; provided further, that no such consent shall be required if the assignment is made, with prior or concurrent notice to the Borrower, to BofA, any Affiliate of BofA (other than a director or officer of BofA), any Liquidity Purchaser or other Program Support Provider.

         Without limiting the foregoing, each Lender may, from time to time in one transaction or a series of transactions, assign all or a portion of the Loan of such Lender and its rights and obligations under this Agreement to an SPC Assignee with the prior written consent of the Borrower; provided, however, that such consent shall not be unreasonably withheld. Upon and to the extent of such assignment to an SPC Assignee, (i) the SPC Assignee shall be the owner of the assigned portion of the Loan of such Lender, (ii) BofA (or an Affiliate thereof) will act as Administrator for the SPC Assignee as well as for such Lender, with all corresponding rights and powers, express or implied, granted herein to the Administrator, (iii) the SPC Assignee and its Program Support Providers and other related parties shall have the benefit of all the rights and protections provided to such Lender and its Program Support Providers and other related parties, respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Lender or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Lender, and the right to assign to another SPC Assignee as provided in this paragraph), (iv) the SPC Assignee shall assume all obligations, if any, of such Lender under and in connection with this Agreement, and such Lender shall be released from such obligations, in each case to the extent of such assignment, and the obligations of such Lender (if any) and the SPC Assignee shall be several and not joint, (v) all distributions in respect of portion of the Loan of such Lender or Discount thereon shall be made to such Lender and the SPC Assignee, on a pro rata basis according to their respective interests (or in the case of Discount, the accrued amounts thereof), (vi) the rate used to calculate such Discount with respect to the portion of the Loan of such Lender owned by the SPC Assignee and funded with commercial paper notes issued by the SPC Assignee from time to time shall be determined in the manner set forth in the definition of "CP Rate" on the basis of the discount or interest rates applicable to commercial paper issued by the SPC Assignee (rather than the Lender), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Administrator, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrator may reasonably request to evidence and give effect to the foregoing.

         () Each Lender may at any time grant to one or more banks or other institutions (each a "Liquidity Purchaser") party to its Liquidity Asset Purchase Agreement or to any other Program Support Provider participating interests in the portion of the Loan of such Lender. In the event of any such grant by such Lender of a participating interest to a Liquidity Purchaser or other Program Support Provider, such Lender shall remain responsible for the performance of its obligations hereunder. The Borrower agrees that each Liquidity Purchaser or other Program Support Provider shall be entitled to the benefits of Article IX with respect to its participating interest.

         () This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns with, if such assignment is not to BofA or NationsBank, N.A. or an Affiliate thereof, the consent of the Borrower, which consent shall not be unreasonably withheld.

         () The Borrower may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

         () Without limiting any other rights that may be available under applicable law, the rights of any Funding Source may be enforced through it or by its agents.


                                    ARTICLE .
                                  MISCELLANEOUS

         Section ..        Waivers and Amendments.

         () No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

         () No provision of this Agreement may be amended, supplemented, modified or waived except in writing with the consent of the Borrower, each Lender and the Administrator.

         Section ..        Notices.

         All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answer back or delivered to the cable company, respectively, except that communications and notices to the Administrator or any Lender pursuant to
Article I shall not be effective until received by the intended recipient.

         Section .. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Loan owing to such Lender (other than payments received pursuant to Section 9.2 or 9.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Loan, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Loan held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Loan; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section ..        Confidentiality.

         () The Borrower shall maintain and shall cause each of its Affiliates and the employees and officers of the Borrower and each of its Affiliates to maintain the confidentiality of the terms and provisions of this Agreement and the other confidential proprietary information with respect to the Lenders and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Borrower and its officers and employees may disclose such information to the Administrator and to the Borrower's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding or, except with respect to the Fee Letter, any Securities and Exchange Commission filings. In addition, the Borrower may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         () Each of the Administrator and the Lenders agree to comply with the confidentiality letter dated December 16, 1998, executed in connection herewith.

         Section ..        Bankruptcy Petition.

         () The Borrower hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of the Lenders, it will not institute against, or join any other Person in instituting against, any Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         () The Administrator and each Lender hereby covenant and agree that they shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Beneficiaries and the delivery to the Trustee by each such Beneficiary of a certificate certifying that such Beneficiary reasonably believes that the Trust is insolvent. In accordance with Section 4.4(f) of the Trust Agreement, the Administrator and each Lender acknowledge that they shall have no interest in the Series Specified Assets related to any Series, other than Series 1998-C, of Specified Beneficial Certificates (as such terms are defined in the Trust Agreement).

         Section .. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Lenders or the Administrator, no claim may be made by the Borrower, the Administrative Agent or any other person against the Lenders, the Administrator, or their respective Affiliates, directors, officers, employees, or attorneys for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section .. Choice of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         Section .. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATOR OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE BORROWER OR PHH VMS MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATOR OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATOR OR A LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         Section .. Waiver of Jury Trial. THE ADMINISTRATOR, THE BORROWER AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, LEASE OR
OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THE TRANSACTION DOCUMENTS OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

         Section .. Integration; Survival of Terms. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The provisions of Article IX and Sections 11.5 and 11.12 shall survive any termination of this Agreement.

         Section .. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same
Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section .. Recourse. The obligations of the Borrower under this Agreement or any other Transaction Document constitute a full recourse obligation of the Borrower. Recourse shall be had for payment of the Loan, interest thereon and any fee or other obligation or claim arising out of or relating to this Agreement or any other Transaction Document executed and delivered or issued by the Borrower or any officer of the Borrower. The provisions of this Section 11.12 shall survive the termination of this Agreement.

         Section .. Further Actions Evidencing Loans and the Security Interest Created Herein. The Borrower shall, from time to time, promptly execute and deliver all further instruments and documents, and take all further actions that the Administrator may reasonably request, to perfect, protect or more fully evidence the security interest granted under the Transaction Documents, or to enable the Administrator to exercise and enforce the respective rights and remedies of the Administrator and the Lenders under the Transaction Documents. Without limiting the foregoing, the Borrower shall upon request of the Administrator (i) execute and file such financing statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence such security interest; and (ii) deliver possession of the Certificate to the Administrator. The Borrower authorizes the Administrator to file or cause to be filed financing or continuation statements, and amendments thereto and assignments thereof, relating to the Certificate and the proceeds therefrom.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


BORROWER:                            TRAC FUNDING II, INC.


                                     By:
                                     Name:
                                     Title:



                                     TRAC  Funding  II, Inc.

                                     c/o PHH Vehicle Management Services
                                     307 International Circle
                                     Mail Code CP
                                     Hunt Valley, Maryland 21030-1337
                                     Attention: Joseph Weikel
                                     Telephone No: 410/771-2336
                                     Facsimile No: 410/771-2530

THE LENDERS:                          QUINCY CAPITAL CORPORATION


                                      By:
                                      Name:
                                      Title:

                                      c/o AMACAR Group, L.L.C.
                                      6707-D Fairview Road
                                      Charlotte, North Carolina 28210
                                      Attention:  Douglas K. Johnson
                                      Telephone No.:  (704) 365-0569
                                      Facsimile No.:  (704) 365-1362


                                      with a copy to:

                                      Bank of America National Trust
                                      and Savings Association
                                      Global Asset-Backed Securitization
                                      231 South LaSalle Street
                                      Chicago, Illinois 60697
                                      Attention:        Marianne Mihalik
                                      Telephone No.: (312) 828-6471
                                      Facsimile No.:  (312) 923-0273

                                      RECEIVABLES CAPITAL CORPORATION


                                      By:
                                      Name:
                                      Title:

                                      c/o Merrill Lynch & Co., Inc.
                                      World Financial Center
                                      250 Vesey Street, 11th Floor
                                      New York, New York 10281-1311
                                      Attention:        Shane Rosenberg
                                      Telephone No.: (212) 449-2130
                                      Facsimile No.:  (212) 449-0599

                                      with a copy to:
                                      Bank of America National Trust
                                      and Savings Association
                                      Global Asset-Backed Securitization
                                      231 South LaSalle Street
                                      Chicago, Illinois 60697
                                      Attention:        Marianne Mihalik
                                      Telephone No.: (312) 828-6471
                                      Facsimile No.:  (312) 923-0273

ADMINISTRATOR:                        BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION


                                      By:
                                      Name:    Mark Wegener
                                      Title:   Attorney-In-Fact

                                      Global Asset-Backed Securitization
                                      231 South LaSalle Street
                                      Chicago, Illinois 60697
                                      Attention:        Marianne Mihalik
                                      Telephone No.: (312) 828-6471
                                      Facsimile No.:  (312) 923-0273

                                    Exhibit I

                                   Definitions

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Lease Balance" has the meaning specified in the Trust Agreement.

         "Administration Account" means the special account (ABA #071000039, account #47-03421, Attention: GPO Account Administrator) of the Administrator maintained at the office of BofA at 231 South LaSalle Street, Chicago, Illinois, or such other account as may be so designated in writing by the Administrator to the Borrower and the Administrative Agent.

         "Administrative Agency Agreement" means that certain Administrative Agency Agreement dated as of June 12, 1998, among the Trust and the Administrative Agent, as amended and supplemented by the amendment thereto, dated December 17, 1998 and by the Series 1998-A, Series 1998-B and Series 1998-C supplements thereto.

         "Administrative Agent" means at any time PHH VMS or such other Person then authorized pursuant to the Administrative Agency Agreement to service, administer and collect the Series 1998-C Assets.

         "Administrator" has the meaning set forth in the preamble to this Agreement.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. For the purpose of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled by" have meanings correlative to the foregoing.

         "Agreement" means this Loan and Security Agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Rate" means, for any Settlement Period for any portion of the Loan funded by any Lender, an interest rate per annum equal to (a) 1.0% per annum above the Eurodollar Rate for such Settlement Period or (b) the Base Rate for such Settlement Period; provided, however, that in the case of

                  () any Settlement Period on or prior to the first day of which the Administrator shall have been notified by such Lender or Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or such Program Support Provider to fund any portion of the Loan (based on the Eurodollar Rate) set forth above (and such Lender or such Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

                  () any Settlement Period of less than one calendar month,

                  () any Settlement Period as to which the Administrator does not receive notice, by no later than 12:00 noon (New York City time) on
         (x) the second Business Day preceding the first day of such Settlement Period that the Borrower desires that the related portion of the Loan be funded at the CP Rate, (y) the third Business Day preceding the first day of such Settlement Period that the Borrower desires that the related portion of the Loan be funded at the Alternate Rate and based on the Eurodollar Rate, or (z) the Borrower has given the notice contemplated by clause (x) of this clause (iii) and the Administrator shall have notified the Borrower that funding the related portion of the Loan at the CP Rate is unacceptable to such Lender, or


                  () any Settlement Period relating to a portion of the Loan which is less than $1,000,000,the "Alternate Rate" for each such Settlement Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Settlement Period. Notwithstanding the foregoing, the "Alternate Rate" for any day following the occurrence of an Event of Default shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

         "Assignment" means the Assignment and Assumption Agreement II, dated as of December 17, 1998, among the PHH VMS, PHH Subsidiary and the Trust.

         "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                  () the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                  () 0.50% per annum above the latest Federal Funds Rate.

         "Beneficiary" has the meaning specified in the Trust Agreement.

         "BofA" has the meaning set forth in the preamble to this Agreement. "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Broken Funding Costs" means, for any Settlement Period during which either an Event of Default or a reduction of a portion of the Loan pursuant to
Section 1.6 occurs, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to clause (iii) of the definition thereof) which would have accrued during such Settlement Period on the reductions of the portion of the Loan relating to such Settlement Period had such reductions remained as part of such portion of the Loan, exceeds (ii) the income, if any, received by the affected Lenders, Liquidity Purchasers or other Program Support Providers from their investment of the proceeds of such reductions, as determined thereby, which determination shall be binding and conclusive for all purposes, absent manifest error.

         "Business Day" means any day on which banks are not authorized or required to close in Baltimore, Maryland, New York, New York or Chicago, Illinois and the Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the Eurodollar Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Certificate" means the Series 1998-C Certificate issued pursuant to the Supplement, and which represents a beneficial interest in the Series 1998-C Assets.

         "Charged-Off Lease" means any Lease or any portion of such a Lease: (i) as to which the Lessee thereof has taken any action, or suffered any event to occur, of the type described in Section 6.1(d) (as if references to the Borrower therein refer to such Lessee); or (ii) which, consistent with the Credit and Collection Practices, should be written off as uncollectible.

         "Closing Date" means the date on which the conditions precedent set forth in Section 4.1 are satisfied or, in the sole discretion of the Administrator, waived.

         "Collateral" means all right, title and interest of the Borrower in and to (i) the Certificate issued by the Trust to PHH VMS and conveyed to the Borrower pursuant to the terms of the Contribution Agreement and any interest of the Borrower in the Series 1998-C Assets and all other assets of the Trust evidenced by the Certificate, (ii) the Contribution Agreement, (iii) the Trust Agreement, (iv) the Administrative Agency Agreement, (v) the Supplement, (vi) all cash or other property distributed or distributable on account of the Certificate, (vii) all cash on deposit in any bank account received as income or distributions on the Series 1998-C Assets and which has been distributed or will be distributed as income or distributions on the Certificate and the Series
1998-C Assets, and (viii) any and all proceeds with respect to any of the foregoing.
         "Collection Period" means each period from (and including) the first day of each calendar month to (and including) the last day of such calendar month.

         "Collections"   means,   with  respect  to  any  Series   1998-C  Asset
"Collection", as defined in the Trust Agreement in respect of such Series 1998-C Asset.

         "Commercial Paper" means promissory notes of any Lender issued by such Lender in the commercial paper market.

         "Concentration Limit" means, on the date the Loan is made, an amount equal to the product of (i) the aggregate Projected Adjusted Lease Balance of the Series 1998-C Leased Vehicles, multiplied by (ii) with respect to any Lessee with a long-term unsecured debt rating (A) of at least "A" by S&P or "A2" by Moody's, 5%, (B) of at least "BBB" by S&P or "Baa2" by Moody's (but does not fall within clause (A)), 3% or (C) not within clauses (A) or (B), 2%.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contribution Agreement" means that certain Asset Contribution Agreement, dated as of December 28, 1998, between the Borrower and PHH VMS, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof and hereof.

         "CP Rate" means, for any Settlement Period for any portion of the Loan funded by any Lender, to the extent such Lender funds such portion of the Loan for such Settlement Period by issuing Commercial Paper, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Lender or the Administrator to fund or maintain such portion of the Loan (and which may also be allocated in part to the funding of other portions of the Loan hereunder or of other assets of such Lender); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such portion of the Loan for such Settlement Period, such Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, such Lender's "weighted average cost" shall consist of (w) the actual interest rate (or discount) paid to purchasers of such Lender's Commercial Paper, together with the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper by such Lender or the Administrator, (x) certain documentation and transaction costs associated with the issuance of such Commercial Paper, (y) any incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Lender, and (z) other borrowings by such Lender (other than under any Funding Agreement), including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

         "Credit and Collection Practices" means the credit and collection policies and practices relating to Series 1998-C Assets existing on the date hereof and as attached hereto as Exhibit VIII and as described to the Lenders, as modified from time to time in accordance with this Agreement.

         "Default Ratio" means, at any time of determination, the lesser of (i) a ratio, expressed as a percentage, of Net Write-Offs for the 12 full calendar months immediately preceding such time to the average Adjusted Lease Balance of all Series 1998-C Leases for such 12 full calendar months, and (ii) the ratio, expressed as a percentage, of (A) such Net Write-Offs multiplied by the ratio, expressed as a percentage, of the Adjusted Lease Balance of those Series 1998-C Leases which became Defaulted Leases during such 12 full calendar months to the Adjusted Lease Balance of all Series 1998-C Leases and all other Leases serviced by the Administrative Agent for such 12 full calendar months the Lessees of which were Lessees with respect to such Defaulted Leases, to (B) the average Adjusted Lease Balance of all Series 1998-C Leases for such 12 full calendar months; for purposes hereof, the Adjusted Lease Balance of the Leases shall be deemed to be equal to the Adjusted Lease Balance thereof on the Closing Date for all times prior to the Closing Date.

         "Defaulted Asset" means a Series 1998-C Asset with respect to which the Lease associated therewith is a Defaulted Lease.

         "Defaulted Lease" means a Lease: (i) as to which 25% or greater of billings remain unpaid for more than 120 days from the original due date, provided that such delinquency is not due to a valid billing dispute or (ii) which has been declared in default under the Credit and Collection Practices.

         "Delinquent Lease" means a Lease (other than a Defaulted Lease) as to which any payment, or part thereof, remains unpaid for more than 60 days or more from the original due date for such payment.

         "Delinquency Ratio" means, for any Collection Period, the ratio (expressed as a percentage) of (i) the aggregate billings which were unpaid for 60 days or more from the original due date thereof as of the last day of such Collection Period with respect to all Series 1998-C Leases and all other Leases serviced by the Administrative Agent, to (ii) the sum of (a) the aggregate billings which were unpaid as of the last day of such Collection Period with respect to all Series 1998-C Leases and all other Leases serviced by the Administrative Agent and (b) the aggregate amount billed during such Collection Period with respect to all Series 1998-C Leases and all other Leases serviced by the Administrative Agent.

         "Depreciation Rent" has the meaning specified in the Administrative Agency Agreement.

         "Discount" means:

                  (i) for any portion of the Loan funded by any Lender for any Settlement Period to the extent such portion of the Loan will be funded by such Lender on the first day of such Settlement Period through the issuance of Commercial Paper,

                               CPR x C x ED + BFC
                                                           AD

                  (ii) for any portion of the Loan funded by any Lender for any Settlement Period to the extent such portion of the Loan will not be funded by such Lender on the first day of such Settlement Period through the issuance of Commercial Paper,


                                AR x C x ED + BFC
                                                          AD

         where:

                  AR       =        the Alternate Rate for such portion of the
                                    Loan funded by such Lender for such
                                    Settlement Period;

                  C = the weighted average of the Dollar amount of such portion of the Loan funded by such Lender during such Settlement Period;

                  CPR = the CP Rate for such portion of the Loan funded by such Lender for such Settlement Period (as determined by the Administrator on or prior to the fourth Business Day of the calendar month next following such Settlement Period);

                  ED       =        the actual number of days during such
                                    Settlement Period;

                  BFC      =        the Broken  Funding Costs, if any,  for such
                                    portion of the Loan funded by such Lenderfor such Settlement Period; and

                  AD       =        360;

provided, however, that during the continuance of an Event of Default, the CP Rate shall not be available and Discount for each portion of the Loan funded by such Lender shall be determined using the Alternate Rate for the related Settlement Period.

         "Eligible Lease" means, on the Closing Date, any Series 1998-C Lease:

                  (1) which is denominated and payable only in United States dollars in the United States,

                  (2) the Lessee of which (a) is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, (b) is not an Affiliate of any of the parties hereto, and (c) is not a government or a governmental subdivision or agency,

                  (3) the Lessee of which is not the Lessee of any Defaulted Lease,

                  (4)  which is not a Charged-Off Lease,
                  (5) that requires payment within 30 days of the date of invoice and which requires the unamortized book value of the related Vehicle to be paid in full, in equal monthly payments, within 60 months of the date hereof at a floating rate of interest,

                  (6) which is "chattel paper" or an "account" within the meaning of 9-105 or Section 9-106, respectively, of the UCC of all applicable jurisdictions,

                  (7) which is in full force and effect and constitutes the legal, valid and binding obligation of the related Lessee enforceable against such Lessee in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law),

                  (8) which (a) does not require the Lessee under such Lease to consent (unless such consent has been obtained) to the transfer, sale or assignment of the rights of PHH VMS or any of its assignees under such Lease and (b) is not subject to a confidentiality provision that would have the effect of restricting the ability of the Administrator or any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Lease,

                  (9) which has been selected by PHH VMS for inclusion in the Series 1998-C Assets on a non-preferential basis not adverse to the interests of the Lenders,

                  (10) which is not subject to any right of rescission, set-off (in respect of all or any portion of the outstanding principal balance thereof then being proposed for inclusion in Series 1998-C Assets as of the Closing Date), counterclaim, dispute, any other defense (including defenses arising out of violations of usury laws) of the applicable Lessee or PHH VMS or any other Adverse Claim,

                  (11) a Lease as to which PHH VMS has satisfied and fully performed all obligations on its part with respect to such Lease required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Lessee,

                  (12) all right, title and interest to and in which has been validly transferred by PHH VMS directly to the Trust under and in accordance with the Trust Agreement and the Assignment, and the Trustee has good and marketable title thereto free and clear of any Adverse Claim, except as permitted by the Transaction Documents,

                  (13) which was created in compliance with and does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect and with respect to which no part of the Lease related thereto is in violation of any such law, rule or regulation,

                  (14) which satisfies all applicable requirements of the Credit and Collection Practices,

                  (15) which was generated in the ordinary course of PHH VMS' business,

                  (16) the Adjusted Lease Balance of which when aggregated with the Adjusted Lease Balance of all Series 1998-C Leases of the related Lessee and any Affiliates of such Lessee does not exceed the Concentration Limit, except as otherwise agreed by Administrator,

                  (17) which leases an automobile or light duty truck, and

                  (18) with respect to which the Administrator has not notified the Borrower or Administrative Agent that such Lease is not acceptable.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Rate" means, for any Settlement Period for any portion of the Loan, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                  Eurodollar Rate =    LIBOR
                                            1.00 - ERP

Where,

                  "LIBOR" means the rate of interest per annum determined by the Administrator to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrator by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of such portion of the Loan associated with such Settlement Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Settlement Period.

                  "ERP" means,  for any Settlement  Period,  the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Settlement Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Settlement Period.

         "Event of  Default" has the meaning specified in Section 6.1.

         "Facility Termination Date" means the earliest to occur of (a) December 27, 1999, (b) the Purchase Termination Date, as defined in its Liquidity Asset Purchase Agreement, which on the date of the Agreement is December 27, 1999, or such later date designated as the Purchase Termination Date from time to time pursuant to such Liquidity Asset Purchase Agreement (it being understood that the Administrator shall notify the Borrower of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Borrower or the rights of the Administrator, any Lender, or any other party to such Liquidity Asset Purchase Agreement), (c) the date of termination of the commitment under any other of its Funding Agreement, and (d) an Event of Default.

         "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds
(Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

         "Fee Letter" means that certain letter agreement, dated as of December 28, 1998, between the Borrower and the Administrator, as heretofore or hereafter amended or modified and in effect from time to time.

         "Fluctuation Factor" means 1.5.

         "Funding Agreement" means and includes each Liquidity Asset Purchase Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of any Lender, the issuance of one or more surety bonds for which any Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by any Lender to any Program Support Provider of a portion of the Loan and/or the making of loans and/or other extensions of credit to any Lender in connection with any Lender's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

         "Funding Source" means the Administrator, each Lender, each Liquidity Purchaser and any other Program Support Provider. "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" means the Guarantee, dated as of December 28, 1998, made by the Guarantor in favor of the Administrator and the Lenders, as hereafter amended or modified and in effect from time to time.

         "Guarantor" means PHH Corporation, a Maryland corporation.

         "Holder" has the meaning specified in the Trust Agreement.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Lease" means, any lease between PHH VMS and a Lessee substantially in the form of Exhibit A to the Administrative Agency Agreement and assigned by PHH to the Trust.

         "Lease File" has the meaning set forth in the Administrative Agency Agreement.

         "Lender" has the meaning set forth in the preamble to this Agreement.

         "Lender's Percentage" means for any date for any Lender (i) on the date of the funding of the Loan hereunder, 50%, and (ii) thereafter, the portion of the outstanding principal of the Loan funded by such Lender divided by the aggregate outstanding principal of the Loan on such date (expressed as a percentage).

         "Lessee" means the Lessee of a Series 1998-C Leased Vehicle or any Person who is obligated to make payments on the related Lease.

         "Liquidity Asset Purchase Agreement" means, for each Lender, that certain Liquidity Asset Purchase Agreement dated as of the date hereof among BofA, BofA and certain other Persons as Liquidity Purchasers, and such Lender, as amended, supplemented or otherwise modified from time to time.

         "Liquidity Purchaser" has the meaning set forth in Section 10.1.

         "Loan" has the meaning specified in Section 1.1(a).

         "Loan  Note"  means a  promissory  note,  substantially  in the form of
Exhibit III, made by the Borrower in favor of the Administrator for the benefit of the Lenders.

         "Loan Request" means a request, substantially in the form of Exhibit VIII, made by the Borrower to the Administrator for the Loan.

         "Lock-Box" means a locked postal box maintained by PHH VMS to which a bank who has executed a Lock-Box Agreement has been granted exclusive access for the purposes of retrieving and processing payments made on the Series 1998-C Assets.

         "Lock-Box Account" means the deposit account associated with each Lock -Box.

         "Lock-Box Agreement" means, in the case of any Lock-Box Account, an agreement in substantially the form of Exhibit VI.

         "Material Adverse Effect" means a material adverse effect on (i) the ability of the Borrower or the Administrative Agent to perform its obligations under the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any Transaction Document or any Lock-Box Agreement relating to a Lock-Box Account into which a material portion of Collections are deposited, (iv) the Administrator's interest, on behalf of the Lenders, in the Certificate, (v) the Trust's interest in the Series 1998-C Assets generally or in any significant portion thereof, or (vi) the collectability of the Series 1998-C Assets generally or of any material portion thereof.

         "Maximum Loan" means $625,000,000.

         "Monthly Report" means a report, in substantially the form of Exhibit V (appropriately completed), furnished by the Administrative Agent to the Administrator on behalf of the Lenders pursuant to Section 10.2 of the Supplement.

         "Net Worth" means, as of the last Business Day of each Collection Period preceding any date of determination, the excess, if any, of (a) the aggregate Adjusted Lease Balance of the Series 1998-C Leases at such time, over
(b) the principal amount of the Loan plus Discount outstanding at such time.

         "Net Write-Offs" means, for any period of determination, amounts then due and payable under Leases which became Defaulted Leases during such period, plus 50% of the Adjusted Lease Balance of all Leases serviced by the Administrative Agent the Lessees of which are Lessees with respect to such Defaulted Leases.

         "Non-U.S. Person" has the meaning specified in Section 9.3(e).

         "Other Taxes" has the meaning specified in Section 9.3(b).

         "Originators" means PHH VMS and PHH Subsidiary.

         "Participant" has the meaning specified in Section 10.2.

         "Person" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

         "PHH Entities" has the meaning specified in Section 5.1(e).

         "PHH Subsidiary" means PHH VMS Subsidiary Corporation, a Maryland corporation.

         "PHH VMS" means PHH Vehicle Management Services Corporation, a Maryland corporation.

         "Potential Event of Default" means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

         "Program Fee" has the meaning specified in the Fee Letter.

         "Program Support Provider" means and includes each Lender and any other or additional Person (other than any customer of any Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, any Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Lender's securitization program, including, without limitation, the Liquidity Purchasers.

         "Projected Adjusted Lease Balance" means, with respect to any Series 1998-C Leased Vehicle as of any date, the Adjusted Lease Balance of such Series 1998-C Leased Vehicle minus the Depreciation Rent which was unpaid as of such date with respect to the related Series 1998-C Lease.

         "QCC" has the meaning set forth in this preamble to this Agreement.

         "RCC" has the meaning set forth in the preamble to this Agreement.

         "Records" means, with respect to the Certificate, all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the Certificate.

         "Reference Bank" means BofA.

         "Required Lenders" means, at any time, Lenders funding at least 51% of the aggregate outstanding amount of the Loan.

         "Regulatory Change" has the meaning specified in Section 9.2(a).

         "Secured Obligations" has the meaning specified in Section 1.8(a).

         "Series 1998-C Assets" has the meaning specified in the Amendment, dated December 28, 1998, to the Administration Agreement.

         "Series 1998-C Certificate" means Certificate as defined herein.

         "Series 1998-C Lease" has the meaning specified in the Amendment, dated December 28, 1998, to the Administration Agreement.

         "Series 1998-C Leased Vehicle" has the meaning specified in the Amendment, dated December 28, 1998, to the Administration Agreement.

         "Series Specification Notices" has the meaning specified in the Trust Agreement.

         "Settlement Date" means, with respect to any Settlement Period, the 18th day of the next calendar month (or the next succeeding Business Day if such day is not a Business Day) or upon request by the Administrator after the occurrence of an Event of Default, daily.

         "Settlement Period" means, unless otherwise mutually agreed by the Administrator and the Borrower, (a) with respect to any portion of the Loan funded by any Lender through the issuance of Commercial Paper, (x) initially the period commencing on (and including) the date of the initial purchase or funding of such portion of the Loan and ending on (but excluding) the first day of the next following Collection Period, and (y) thereafter, each period commencing on (and including) the last day of the immediately preceding Settlement Period for such portion of the Loan and ending on (but excluding) the first day of the next following Collection Period; and (b) with respect to any portion of the Loan not funded by the issuance of Commercial Paper, (x) initially the period commencing on (and including) the date of the initial purchase or funding of such portion of the Loan and ending on (but excluding) the next following Settlement Date, and (y) thereafter, each period commencing on (and including) the last day of the immediately preceding Settlement Period for such portion of the Loan and ending on (but excluding) the next following Settlement Date; provided, however, that

                           (i) any  Settlement  Period (other than of one day or
                  funded through the issuance of Commercial Paper) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Settlement Period is computed by reference to the Eurodollar Rate, and such Settlement Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Settlement Period shall end on the next preceding Business Day;

                           (ii) in the  case of any  Settlement  Period  for any
                  portion of the Loan which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Settlement Period shall end on such Termination Date and the duration of each Settlement Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Administrator;

                           (iii) any Settlement Period in respect of which Discount is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Borrower by, the Administrator any time, in which case the portion of the Loan allocated to such terminated Settlement Period shall be allocated to a new Settlement Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Discount at the Alternate Rate (determined pursuant to clause (b) of such definition).

         "SPC Assignee" means a special purpose company which (i) is administered by BofA or NationsBank, N.A. or any Affiliate thereof and (ii)
has activities generally similar to any Lender.

         "Special Beneficial Certificates" has the meaning specified in the Trust Agreement.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Supplement" means the Series 1998-C Supplement dated as of December 28, 1998 to the Administrative Agency Agreement and the Amended and Restated Trust Agreement dated as of June 12, 1998 among PHH VMS, PHH Subsidiary and the Trustee.

         "Taxes" has the meaning specified in Section 9.3(a).

         "Transaction Documents" means, collectively, this Agreement, the Loan Note, the Contribution Agreement, the Administrative Agency Agreement, the Assignment, the Guarantee, the Trust Agreement, the Supplement, the Certificate, each Lock-Box Agreement, the Fee Letter, each Liquidity Asset Purchase Agreement and all other instruments, documents and agreements executed and delivered in connection herewith or therewith.

         "Trust" has the meaning specified in the Trust Agreement.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of June 12, 1998 among PHH VMS, PHH Subsidiary and the Trustee as amended and supplement by the amendment thereto, dated December 17, 1998 and by the Series 1998-A, Series 1998-B and Series 1998-C Supplements..

         "Trustee" means First National Bank of Maryland, as trustee under the Trust Agreement.

         "UCC" means the Uniform Commercial Code as from time to time in effect in New York State.

         "Vehicle" has the meaning specified in the Trust Agreement.

         "Year 2000 Plan" has the meaning specified in Section 3.1(q).

         "Year 2000 Problem" means, with respect to any Person, the risk that computer applications in use by that Person cannot or will not: (a) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000; and (c) store and provide date input information without creating any ambiguity as to the century.

         All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

         Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Contribution Agreement.

                                   Exhibit II

               Chief Executive Office; Place(s) of Business; FEIN


TRAC Funding, Inc.
c/o PHH Vehicle Management Services Corporation
307 International Circle
Mail Code CP
Hunt Valley, Maryland 2130-1337

Federal Taxpayer ID # 52-2135094

                                   Exhibit III


                                Form of Loan Note





PROMISSORY NOTE

$625,000,000                                                   December 28, 1998
                                                              New York, New York


                  FOR VALUE RECEIVED, TRAC Funding II, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Bank of America National Trust and Savings Association, as Administrator for the benefit of Quincy Capital Corporation (together with its successors and permitted assigns, "QCC") and Receivables Capital Corporation (together with its successors and permitted assigns, "RCC" and, together with QCC, the "Lenders") in lawful money of the United States, and in immediately available funds, the principal sum of SIX HUNDRED TWENTY FIVE MILLION DOLLARS ($625,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lenders to the Borrower under the Loan Agreement referred to below), on the date and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of the Loan, at such office, in like money and funds, for the period commencing on the date of the Loan until the Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement. This Loan
                  Note is the Loan Note referred to in the Loan and Security Agreement dated as of December 28, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") among the Borrower, the Lenders and Administrator, and evidences a Loan made by the Lenders thereunder. Terms used but not defined in this Loan Note have the respective meanings assigned to them in the Loan Agreement. The Borrower agrees to pay all the Administrator's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Administrator's counsel) in respect of this Loan Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings. Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Loan Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit. The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Loan Note, (b) expressly agree that this Loan Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Loan Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Administrator or a Lender, in order to enforce payment of this Loan Note, to first institute or exhaust the Administrator's or such Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Loan Note. No extension of time for the payment of this Loan Note, or any installment hereof, made by agreement by the Administrator or a Lender with any person now or hereafter liable for the payment of this Loan Note, shall affect the liability under this Loan Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lenders and the Borrower, by written agreement between them, may affect the liability of the Borrower. Any reference herein to the Administrator shall be deemed to include and apply to each Lender and every subsequent holder of this Loan Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Loan Note. This Loan Note shall be governed by and construed under the laws of the State of New York whose laws the Borrower expressly elects to apply to this Loan Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Loan Note may be commenced in any United States Federal or New York State court.



                                   TRAC FUNDING II, INC.


                                   By:
                                   Name:
                                   Title:

                                   Exhibit IV



                         Form of Compliance Certificate


         This Compliance Certificate is furnished pursuant to that certain Loan and Security Agreement dated as of December 28, 1998 (the "Agreement"), among TRAC FUNDING II, INC. (the "Borrower"), Quincy Capital Corporation and Receivables Capital Corporation (the "Lenders") and Bank of America Trust and Savings Bank (the "Administrator"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected ______________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the related transactions during the period ended _____________; and

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or a Potential Event of Default, as each such term is defined under the Agreement, during or at the end of the aforementioned period[, except as set forth below].

         [Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

         The foregoing certifications, together with the computations set forth in Schedule I hereto in support hereof, are made and delivered on and as of [insert date].

                                                          [Name]

                 Schedule of Computations under Section 6.1 (k)
             in Support of Compliance Certificate dated ___________

                                    Exhibit V

                             Form of Monthly Report


                      [to be provided by the Administrator]

                                   Exhibit VI

                           Form of Lock-Box Agreement

                               [TO COME FROM PHH]

         _______, 19__

                                   Exhibit VII

                         Credit and Collection Practices

                           PHH Shared Services Credit


                   Credit Risk Policy And Practices - Overview


Through its operating subsidiaries, PHH Corporation provides a broad range of integrated management services, cost control programs and mortgage banking services to primarily business entities, government agencies, and affinity groups. To support these business services in a competitive environment, it is necessary for PHH to source significant amounts of debt capital, at favorable interest rates, and with few, if any, restrictions on how the borrowed funds are utilized.

         In order to access debt capital sources, it has been and will continue to be necessary to maintain high portfolio credit quality and minimal bad debt write-off experience. Therefore, PHH must consider itself a credit lender and not a collateral lender, and maintain a credit environment and process consistent with this position.

         Following is an overview of the credit risk policy and practices throughout PHH Corporation.
                           o All operating subsidiaries follow formalized, structured credit and collection policies and procedures that have been developed with the concurrence of Corporate Credit Administration.
                           o Credit authorities are approved by Corporate Credit
                  Administration and senior financial management of PHH Corporation, and higher credit lines or lower credit standings, as defined by PHH Corporation, require the concurrence of Corporate Credit Administration.
                           o The credit  extension  process  requires a detailed
                  credit analysis and generally includes financial statement analysis with financial ratio measurements of liquidity, leverage, coverage and return ratios for prospective as well as existing clients.
                           o Exception to the financial statement analysis requirement generally occurs for only low-level credit risks, such as small fuel accounts at PHH Europe, where a credit criteria measured threshold must be met. Other exceptions would include controlled level approvals based upon credit ratings from major trade and debt rating agencies that are based on financial statement capacity.
                           o In order to conduct  business  with clients where a
                  level of credit concern exists, the use of credit extension enhancements is widely encouraged. Such enhancements could include bank letters of credit, cash security deposits, surety bonds, electronic payment requirements, corporate guarantees, etc.
                           o Clients are subject to periodic  (generally annual)
                  formal credit reviews to evaluate the credit risk basis for continuing a business relationship.
                           o Credit line controls are in place for all PHH operating subsidiaries, and further interim credit reviews are conducted if a client's service usage exceeds the established credit line.
                           o Credit management continues with the monitoring of client collections on an ongoing basis.
                           o Credit and collection management control reports are prepared monthly by all PHH operating subsidiaries and submitted to Corporate Credit Administration, where an ongoing oversight activity is exercised.
                           o Corporate Credit Administration conducts periodic (not less than annually) on-site audits of the operating sub-sidiary credit and collection activities. During this process, a review is made to ensure that established credit and collection policies and procedures are being adhered to.

                  The goals and objectives for the foregoing include:
                                    o       Maintain a sound,  structured credit
                           environment in which risk exposures can be controlled and monitored.
                                    o  Control  bad debt  write-offs  consistent
                           with historic nominal levels and business needs, and ensure adequate bad debt reserves are maintained.
                                    o  Optimize  the return to  shareholders  by
                           providing quality credit risk management practices to support business growth objectives.
                                    o  Maintain   strong   overall  credit  risk
                           portfolio to ensure continued high debt ratings and access to low-cost debt markets.

                                  Exhibit VIII

                              Form of Loan Request


         Bank of America Trust and Savings Association, as Administrator 231 South LaSalle Street
         Chicago, Illinois 60697


                  This Loan Request is delivered to you pursuant to Section 1.2 of the Loan and Security Agreement dated as of December 29, 1998 (as is may be amended, supplemented, restated or otherwise modified from time to time, the "Agreement") among TRAC Funding, Inc., a Delaware corporation (the "Borrower"), Quincy Capital Corporation (together with its successors and permitted assigns, "RCC" and, together with QCC, the "Lenders"), and Bank of America Trust and Savings Association ("BofA"), as administrator for the Lenders (in such capacity, the "Administrator"). Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

         The Borrower hereby requests that the Loan be made in the aggregate principal amount of $ , on December , 199 . The Borrower hereby certifies that
(i) the representations and warranties of the Borrower set forth in Article III of the Agreement are on the date hereof, and will be on the date of the proposed borrowing, true and correct as if made on and as of such dates, and (ii) no Event of Default has occurred and is continuing on the date hereof or shall have occurred and be continuing on the date of the proposed borrowing.

The Borrower agrees that if, prior to the time that the borrowing requested hereby is made, any matter certified to herein shall no longer be true and correct, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time that the borrowing requested hereby is made the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct as of the date of the borrowing as if then made.

         Please wire transfer the proceeds of the requested borrowing to the account(s) of the following Persons at the financial institutions indicated below.


------------------------------ ---------------------------- --------------------------- ----------------------------
  Amount to be transferred          Person to be paid                                      Name, Address, etc. of
                                          Name                     Account no.                  Payee Bank
------------------------------ ---------------------------- --------------------------- ----------------------------


The Borrower has caused this Loan Request to be executed and delivered, and the certifications and warranties contained herein to be made, by their duly authorized officers this __ day of December, 1998.

                                            TRAC FUNDING II, INC.
                                            By:
                                            Name:
                                            Title:

                                   Schedule I

                                Closing Documents

I. Amended and Restated Trust Agreement and PHH VMS, PHH Subsidiary Administrative Agency Agreement

         A. Series 1998-C Supplement dated as of December 28, 1998 (the "1998-C Supplement") among PHH VMS, PHH Subsidiary and the Trust with completed exhibits

         B. Amendment to the Amended and Restated Trust Agreement, dated as of December 17, 1998 among PHH VMS, PHH Subsidiary and the Trust with completed exhibits.

         C. Amendment to the Administrative Agency Agreement dated as of December 17, 1998 among PHH VMS, PHH Subsidiary and the Trust with completed exhibits.

         D. Series 1998-C Specification Notice delivered by PHH VMS, as Administrative Administrator, to the Trustee

         E.       Certificates of PHH VMS' Secretary certifying:

                  1. An attached copy of its PHH VMS Certificate of Incorporation (certified within 30 days prior to closing by the Maryland Secretary of State)

                  2.       An attached copy of its  PHH VMS By-Laws

                  3. An attached copy of resolutions of its PHH VMS Board of Directors authorizing its PHH VMS execution, delivery and performance of documents

                  4. The names, titles and specimen ignatures of its PHH VMS officers authorized to execute and deliver the documents


         F.       Good Standing Certificate for PHH VMS

         G.       Opinions:

                  1. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to enforceability, corporate law and related matters

                  2. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to the issuance of the Series 1998-C Certificate (pursuant to Section 4.4(e) of the Trust Agreement)
                  3.       Opinion of Counsel to Trustee

         H.       Series 1998-C Certificate.

II.      Assignment & Assumption Agreement

         A. Assignment & Assumption Agreement dated December 28, 1998(the "Assignment") among PHH VMS, PHH Subsidiary and the Trust with completed exhibits

         B. UCC Financing Statement naming each of PHH VMS as debtors and the Trust as secured party)

         C. Acknowledgment by Trustee that the Series 1998-C Leases have been transferred to it pursuant to the Assignment

         D.       Opinions

                  1.       Opinion of Piper & Marbury as to UCC matters

                  2. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to true sale matters

                  3. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to non-consolidation matters

III.     Sale Agreement

         A. Sale Agreement dated as of December [1], 1998 (the "Sale Agreement") between PHH VMS and PHH Subsidiary, with completed exhibits

         B.       Assignment from PHH Subsidiary to PHH VMS

         C.       Opinions

                  1. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to UCC matters

                  2. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to enforceability, corporate law and related matters

                  3. Opinion of Skadden, Arps, Slate, Meager & Flom with respect to true sale matters

                  4. Opinion of Skadden, Arps, Slate, Meager & Flom with respect to non- consolidation matters
IV.      Contribution Agreement

         A. Asset Contribution Agreement dated as of December 28, 1998 (the "Contribution Agreement") by and between PHH VMS and the Borrower with completed exhibits.

         B.       Certificates of the Borrower's Secretary certifying:

                  1.       An attached copy of its Certificate of  Incorporation
                          (certified  within 30 days prior to closing by the
                           Delaware Secretary of State)
                  2.       An attached copy of its By-Laws
                  3. An attached copy of resolutions of its Board of Directors authorizing its execution, delivery and performance of documents
                  4. The names, titles and specimen signatures of its officers authorized to execute and deliver the documents
         C.       Good Standing Certificate for the Borrower

         D.       Opinions:

                  1. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to enforceability, corporate law and related matters

                  2. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to UCC matters.

                  3.       Opinion of Skadden, Arps, Slate, Meagher & Flom with
                            respect to true sale matters

                  4. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to non-consolidation matters

                  5.       Opinion of Maryland counsel

         E. Certificate with respect to no Event of Default or Potential Event of Default; accuracy of representations and warranties.

V.       Loan Agreement

         A. Loan and Security Agreement dated as of December 28, 1998 (the "Loan Agreement") by and among the Borrower, the Lenders and the Administrator with completed exhibits.

         B. Fee Letter dated as of December 28, 1998 by and between the Borrower and the Administrator.

         C. UCC Financing Statement naming the each Originator, as debtor, and the Trust, as secured party, filed with the Secretary of State for the state of Maryland.

         D.       Loan Request executed by the Borrower.

         E.       Opinions

                                    1. Opinion of Skadden,  Arps, Slate, Meagher
                           & Flom with respect to enforceability, corporate law and related matters.

                  2. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to UCC matters

         F. Certificate with respect to no Event of Default or Potential Event of Default, accuracy of representations and warranties and satisfactions of the "borrowing base."

         G. The Certificate registered in the Borrower's name, with an undated assignment to the Administrator, for the benefit of the Lenders.

         H. Loan Note payable to the Administrator, for the benefit of the Lenders.

         I.       UCC Search Results.

         J.       UCC-1 with respect to Certificate.

VI.      Guarantee

         A. Guarantee dated as of December 28, 1998 (the "Guarantee") made by the Guarantor in favor of the Administrator and the Lenders, with completed exhibits

         B.       Certificate of the Guarantor's Secretary certifying:

                  1. An attached copy of the Guarantor's Certificate of Incorporation (certified within 30 days prior to closing by the Maryland Secretary of State)

                  2.       An attached copy of the Guarantor's By-Laws

                  3. An attached copy of resolutions of the Guarantor's Board of Directors authorizing the Guarantor's execution, delivery and performance of the Guarantee and related documents

                  4. The names, titles and specimen signatures of the Guarantor's officers authorized to execute and deliver the Guarantee and related documents

         C.       Good standing certificates for the Guarantor:

                  1.       Maryland

         D.       Creditors Acknowledgement Agreement

         E.       Opinions:

                  1. Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to enforceability, corporate law and related matters

VII.     Miscellaneous

         A. Termination, Release and Assumption, dated as of December 28, 1998, between PHH Corporation and PHH VMS

         B.       Re-Execution of 100% Exchangeable Beneficial Certificate

         C.       Lock-Box Account Agreement

         D. Instruction Letter to Administrative Agent regarding distributions.

         E.       Release of PHH VMS with respect to Series 1998-C Assets

F.       Monthly Report